U.S. SECURITIES AND EXCHANGE
                        COMMISSION WASHINGTON, D.C. 20549
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                                   FORM 8-K
                                CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the Securities Act of 1934



Date of Report (Date of earliest event reported):  November 30, 2004
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                          HIENERGY TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)


          DELAWARE           0 - 32093             91-2022980
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       (State or other       (Commission          (I.R.S. Employer
        Jurisdiction         File Number)        Identification No.)
      of incorporation)



      1601-B ALTON PARKWAY, UNIT B
          IRVINE, CALIFORNIA                              92606
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    (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code:     949.757.0855
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        (Former name or former address, if changed since last report)


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HiEnergy Technologies, Inc. ("we", "us" or the "Company") files this report on
Form 8-K to report the following:

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

Sale of Equity

On November 5, 2004, we issued 1,436,427 restricted shares of common stock of HiEnergy Technologies, Inc. to various investors in a private placement in exchange for cash in the aggregate amount of $660,756. As additional consideration for this amount, we agreed to issue to the investors warrants to purchase an additional number of shares of common stock equal to 50% of the number of shares of common stock issued pursuant to this private placement at an exercise price of $0.82 per share. Said warrants are to expire three and one half years following the date of effectiveness of our next filed registration statement. There were no commissions or placement fees paid in connection with this private placement.

On November 29, 2004, we issued 1,707,395, restricted shares of common stock of HiEnergy Technologies, Inc. to various investors in a private placement in exchange for cash in the amount of $785,400. As additional consideration for this amount, we also agreed to issue to the investors warrants to purchase an additional number of shares of common stock equal to 50% of the number of shares of common stock issued pursuant to this private placement at an exercise price of $0.82 per share. Said warrants are to expire three and one half years following the date of effectiveness of our next filed registration statement. There were no commissions or placement fees paid in connection with this private placement.

The abovementioned shares of common stock and warrants to purchase common stock were offered and sold pursuant to a Stock Purchase Agreement in the form included herein as Exhibit 99.1 in a private placement in the United States to several "accredited investors" without registration under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

Issuance of Shares upon Conversion

On November 19, 2004, we issued 1,010,870 shares of common stock of HiEnergy Technologies, Inc. to Maglich Family Holdings, Inc. upon the conversion of promissory notes evidencing loans to the Company in the aggregate amount of $465,000 pursuant to a Debt Conversion Agreement dated as of November 19, 2004. This transaction was approved by our Board of Directors. Dr. Bogdan C. Maglich is our CEO and he is also a ten percent stockholder of Maglich Family Holdings, Inc.(1) As additional consideration for the conversion, we also issued to Maglich Family Holdings, Inc. warrants to purchase an additional 505,435 shares of common stock issued upon conversion at an exercise price of $0.82 per share.

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(1) Bogdan C. Maglich disclaims beneficial ownership of the stock held by
Maglich Family Holdings, Inc. beyond his pecuniary interest and this report shall not be deemed an admission that the reporting person is the beneficial owner of such securities for the purposes of Section 16 or for any other purpose.

Said warrants are to expire forty-two (42) months following the date of effectiveness of our next filed registration statement. There were no commissions or placement fees paid in connection with this transaction. Upon conversion, Maglich Family Holdings, Inc. waived any and all accrued interest under the Notes.

The common stock and warrants were issued pursuant to the Debt Conversion Agreement, in the form of Exhibit 99.2, and sold in a private placement in the United States to an "accredited investor" without registration under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.


Issuance of Shares upon Cashless Exercise of Warrants

On November 24, 2004, we issued 1,046,687 shares of common stock of HiEnergy Technologies, Inc. to an investor pursuant to the cashless exercise of warrants. The warrants were exercisable for a total of 1,384,444 shares of common stock at an exercise price of $0.45 per share. In connection with the cashless exercise, 337,757 shares issuable pursuant to the warrant were tendered for conversion to pay the exercise price. The issuance of the shares was exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) and Regulation D promulgated thereunder as a transaction not involving any public offering.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit
Number            Description
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99.1     Stock Purchase Agreement (w/ Warrant)
99.2     Debt Conversion Agreement (w/ Warrant)



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            HIENERGY TECHNOLOGIES, INC.


November 29, 2004           By:  /s/ Bogdan C. Maglich
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(Date)                          Name: Bogdan C. Maglich,
                                Chief Executive Officer, Chairman of the Board, President and Treasurer